UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2009

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 West 36th Street, 3rd Floor
New York, New York 10018
 (Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2008, Acies Corporation (the “Company,” “we,” and “us”) entered into an 18% Convertible Promissory Note (the "Pinnacle Note") in favor of Pinnacle Three Corporation ("Pinnacle") to evidence $172,653 of loans advanced to the Company by Pinnacle during the months of August and September 2008.  In July 2009, the Company entered into an additional 18% Convertible Promissory Note with Pinnacle to evidence an additional $5,647 loaned by Pinnacle to the Company (the “Second Pinnacle Note” and collectively with the Pinnacle Note, the “Pinnacle Notes”). The Pinnacle Notes are convertible into shares of the Company’s common stock at an exercise price of $0.02 per share at any time prior to the maturity date.   The Pinnacle Notes can be redeemed by the Company by payment of the entire principal and interest outstanding under the Pinnacle Notes to Pinnacle.  The Company must provide 30 days notice to Pinnacle prior to redemption. The Pinnacle Notes bear interest at a rate of 18% per annum, and were due and payable on September 23, 2009.

On September 23, 2008, the Company entered into an 18% Convertible Promissory Note in favor of Mr. Firer, the Company’s Chief Executive Officer, to evidence the amount of $185,000 owed by the Company to Mr. Firer in connection with various expenses paid by Mr. Firer on the Company's behalf and reimbursements he is owed dating back to April 2006 (the “Firer Note”). The Firer Note is convertible into shares of the Company's common stock at an exercise price of $0.02 per share at any time prior to the maturity date.  The Firer Note can be redeemed by the Company by payment of the entire principal and interest outstanding under the Firer Note to Mr. Firer.  The Company must provide 30 days notice to Mr. Firer prior to redemption. Under the terms and conditions of the Firer Note, the Company promised to pay to Mr. Firer a principal sum in the amount of $185,000, together with accrued and unpaid interest at the rate of 18% per annum, on September 23, 2009.

On or around September 23, 2009, the Company entered into 1st Amendments and Restatements to the Pinnacle Notes and Firer Note with Pinnacle and Mr. Firer, respectively, which extended the due date of such notes to November 30, 2009, without changing any of the other terms and conditions of the notes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	(First) 1st Amended and Restated Convertible Promissory Note with Pinnacle Three Corporation

10.2*	(Second) 1st Amended and Restated Convertible Promissory Note with Pinnacle Three Corporation

10.3*	1st Amended and Restated Convertible Promissory Note with Oleg Firer

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  September 24, 2009